United States
Securities and Exchange Commission
Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 16, 2004

Kansas City Life Insurance Company
3520 Broadway
Kansas City, Missouri 64111-2565

Commission File No. 2-40764

IRS Number: 44-0308260

Telephone Number: (816) 753-7000

Item 12 – Results of Operations and Financial Condition.

                Included below is a release of financial information mailed to stockholders on August 6, 2004. It reflects the financial condition, in a condensed format, for Kansas City Life Insurance Company as of June 30, 2004.

President’s Message

                Kansas City Life Insurance Company recorded second quarter net income of $7.5 million or $0.63 per share, an increase of $6.0 million or $0.50 per share over 2003 results. The Company posted net income of $13.1 million or $1.10 per share for the six months ended June 30, 2004, an improvement of $19.0 million from the prior year. The largest factor in the improved results was the favorable change in realized investment gains and losses. In addition, increased investment income from growth in invested assets contributed to the Company’s positive results.

                Total revenues grew $5.8 million or 5.4% and $32.1 million or 16.1% for the second quarter and six-month period, respectively. These changes were driven by the Company’s realized investment gains of $0.7 million for the quarter and $1.5 million for the six months, compared to realized investment losses of $9.2 million and $31.0 million for the same periods in 2003. These results reflect the improved economy and general progress in the performance of corporate credit markets. As the economy and credit markets have improved, so too has the credit quality of the Company’s investment securities.

                Investment revenues have also increased from the growth in invested assets, which has resulted from new product sales during the past year and the acquisition of GuideOne Life in 2003. In spite of the low interest rate environment, net investment income increased 5.6% and 6.2% for the second quarter and six-month period, respectively.

                Insurance premiums decreased by $7.0 million or 12.9% for the second quarter and $7.3 million or 7.1% for the first half of 2004, primarily due to a decline in the sale of immediate annuities. However, included in these figures is growth in the Company’s primary life insurance product lines. Life insurance premiums grew by $2.6 million or 8.9% and $5.2 million or 8.9% for the second quarter and six-month period, respectively, largely due to the GuideOne acquisition. The Company continues to emphasize growth in the life protection product lines.

                The Company also experienced favorable benefits and expenses, which declined by 3.0% for the second quarter and were level for the six-month period.

                On July 26, 2004, the Board of Directors declared a quarterly dividend of $0.27 per share, payable on August 23, 2004 to stockholders of record on August 9, 2004.

                The first half of 2004 has seen the Company benefit from the improving economy and increased sales of life insurance. This sales growth has been produced by both Kansas City Life’s independent general agency sales force and the new agencies from GuideOne. This sales growth is the direct result of the Company’s emphasis and continuing focus on its core life insurance business.

                 We look forward to further improvements in the operating environment, along with growth in our ability to extend life protection.

KANSAS CITY LIFE INSURANCE COMPANY
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

                                                               June 30           December 31
                                                                 2004               2003
ASSETS                                                       (Unaudited)
Investments:
     Fixed maturities available for sale, at fair value   $     2,902,074    $      2,814,485
     Equity securities available for sale, at fair value           62,229              63,808
     Mortgage loans                                               426,401             456,656
     Real estate                                                  110,050             112,691
     Policy loans                                                 110,805             114,420
     Short-term investments                                        37,209              71,823
     Other investments                                                821                 903
             Total investments                                  3,649,589           3,634,786

Cash                                                                1,698              20,029
Accrued investment income                                          40,794              39,132
Deferred acquisition costs                                        239,852             241,057
Value of business acquired                                        102,441             106,334
Reinsurance recoverable                                           150,796             151,577
Other assets                                                       52,550              54,306
Separate account assets                                           321,250             304,691
             Total assets                                 $     4,558,970    $      4,551,912

LIABILITIES
Future policy benefits                                    $       870,124    $        872,114
Policyholder account balances                                   2,258,740           2,239,223
Policy and contract claims                                         31,899              33,012
Other policyholder funds                                           98,980             101,084
Notes payable                                                     129,217             133,670
Income taxes                                                       22,202              36,918
Other liabilities                                                 206,027             186,762
Separate account liabilities                                      321,250             304,691
             Total liabilities                                  3,938,439           3,907,474

STOCKHOLDERS' EQUITY
Common stock, par value $1.25 per share
     Authorized 36,000,000 shares,
             issued 18,496,680 shares                              23,121              23,121
Additional paid in capital                                         23,708              23,310
Retained earnings                                                 695,372             688,800
Accumulated other comprehensive income (loss)                      (7,200)             23,418
Less treasury stock, at cost (2004 - 6,569,467 shares;
     2003 - 6,572,087 shares)                                    (114,470)           (114,211)
             Total stockholders' equity                           620,531             644,438

             Total liabilities and stockholders' equity   $     4,558,970    $      4,551,912

See accompanying Notes to Consolidated Financial Statements.

KANSAS CITY LIFE INSURANCE COMPANY
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(amounts in thousands, except share data)

                                                            Quarter ended June 30        Six Months ended June 30
                                                             2004           2003            2004           2003
REVENUES
Insurance revenues:
     Premiums                                           $     47,319   $     54,337    $    94,370    $    101,630
     Contract charges                                         29,381         25,251         58,530          51,366
     Reinsurance ceded                                       (14,342)       (11,143)       (26,860)        (21,410)
             Total insurance revenues                         62,358         68,445        126,040         131,586
Investment revenues:
     Net investment income                                    48,391         45,823         99,118          93,359
     Realized investment gains (losses)                          724         (9,229)         1,527         (31,003)
Other revenues                                                 1,734          2,362          4,268           4,906
             Total revenues                                  113,207        107,401        230,953         198,848

BENEFITS AND EXPENSES
Policyholder benefits                                         45,656         51,992         96,226         101,755
Interest credited to policyholder account balances            23,038         21,807         47,347          42,138
Amortization of deferred acquisition costs
     and value of business acquired                           10,446          7,875         20,192          18,514
Operating expenses                                            23,872         24,502         49,611          49,472
             Total benefits and expenses                     103,012        106,176        213,376         211,879

Income (loss) before income tax expense (benefit)             10,195          1,225         17,577         (13,031)

Income tax expense (benefit)                                   2,673           (310)         4,460          (7,108)

NET INCOME (LOSS)                                       $      7,522   $      1,535    $    13,117    $     (5,923)

Basic and diluted earnings per share:
     Net income (loss)                                  $       0.63   $       0.13    $      1.10    $      (0.50)

See accompanying Notes to Consolidated Financial Statements.

KANSAS CITY LIFE INSURANCE COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(amounts in thousands)

                                                                           Six Months ended June 30
                                                                            2004               2003
OPERATING ACTIVITIES
Net cash provided                                                    $         38,744   $        53,905

INVESTING ACTIVITIES
Purchases of investment securities:
     Fixed maturities                                                        (475,685)         (497,408)
     Equity securities                                                         (2,077)           (1,447)
Sales of investment securities:
     Fixed maturities                                                          80,424           109,541
     Equity securities                                                          2,211             8,652
Maturities and principal paydowns of investment securities:
     Fixed maturities                                                         247,509           345,309
     Equity securities                                                            265             3,289
Purchases of other investments                                                (32,327)          (51,641)
Sales, maturities and principal paydowns of other investments                  69,478            56,085
Net sales (purchases) of short-term investments                                34,614           (17,958)
Net additions to property and equipment                                          (712)             (381)
Insurance business acquired                                                         -           (61,150)
         Net cash used                                                        (76,300)         (107,109)

FINANCING ACTIVITIES
Proceeds from borrowings                                                        1,306             3,118
Repayment of borrowings                                                        (5,759)             (514)
Deposits on policyholder contracts                                            139,090           151,720
Withdrawals from policyholder account balances                               (103,294)          (83,303)
Net transfers to separate accounts                                             (7,805)           (1,787)
Change in other deposits                                                        2,093             3,920
Cash dividends to stockholders                                                 (6,545)           (6,462)
Net disposition (acquisition) of treasury stock                                   139            (2,527)
         Net cash provided                                                     19,225            64,165

Increase (decrease) in cash                                                   (18,331)           10,961
Cash at beginning of year                                                      20,029            14,645

         Cash at end of period                                       $          1,698   $        25,606

See accompanying Notes to Consolidated Financial Statements.

Notes

  Comprehensive income (loss) was $(48,998) and $44,500 for the second quarter of 2004 and 2003; and $(17,501) and $60,644 for the six months ended June 30, 2004 and 2003, respectively. This varies from net income due to unrealized gains or losses on investments.
  Income per common share is based upon the weighted average number of shares outstanding for the six months, 11,926,817 shares (11,959,345 shares - 2003).
  These financial statements are unaudited but, in management’s opinion, include all adjustments necessary for a fair presentation of the results.
  Certain amounts in prior years have been reclassified to conform with the current year presentation.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     KANSAS CITY LIFE INSURANCE COMPANY
                                                                   (Registrant)

                                                     By:/s/William A. Schalekamp
                                                           William A. Schalekamp
                                                           Senior Vice President,
                                                           General Counsel & Secretary
August 16, 2004
    (Date)